Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jingrui Wang Pu Holdings Group Ltd.

We hereby consent to the incorporation by reference of our report, dated August 23, 2024, in the Registration Statement on Form F-1, relating to the consolidated financial statements of Jingrui Wang Pu Holdings Group Ltd. for the years ended March 31, 2024 and 2023.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Simon & Edward, LLP

Rowland Heights, California

March 17, 2025